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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-50543 of Kforce Inc., formerly known as kforce.com, Inc., on Form S-8 of our report dated May 10, 2002, appearing in the Annual Report on Form 11-K of the Kforce 401(k) Retirement Savings Plan, formerly known as kforce.com, Inc. 401(k) Retirement Savings Plan, for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants


Tampa, Florida
June 28, 2002